Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE	NYSE American: GORO

GOLD RESOURCE CORPORATION SHAREHOLDERS APPROVE MERGER AT SPECIAL MEETING

DENVER – July 2, 2026 – Gold Resource Corporation (NYSE American: GORO) (the “Company,” “we,” “our,” or “GRC”) today announced that, at the Company’s Special Meeting of Shareholders held this morning, our shareholders approved the previously announced Arrangement Agreement and Plan of Merger, dated January 25, 2026 and amended on May 15, 2026, by and among the Company, Goldgroup Mining Inc., a corporation incorporated under the laws of the province of British Columbia (“Goldgroup”), and Goldgroup Merger Sub Inc., a Colorado corporation and wholly owned subsidiary of Goldgroup (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Goldgroup (the “Merger”). Subject to obtaining all required approvals and the satisfaction or waiver of all required closing conditions, the Merger is expected to close on or about July 17, 2026, following completion of a share consolidation by Goldgroup.

Additional information about the Merger is available in the Company’s proxy statement for the Special Meeting of Shareholders filed with the Securities and Exchange Commission on May 29, 2026.

About GRC:

Gold Resource Corporation is a gold and silver producer, developer, and explorer with its operations centered on the Don David Gold Mine in Oaxaca, Mexico. Under the direction of an experienced board and senior leadership team, the Company’s focus is to unlock the significant upside potential of its existing infrastructure and large land position surrounding the mine in Oaxaca, Mexico and to develop the Back Forty Project in Michigan, USA. For more information, please visit the Company’s website, located at www.goldresourcecorp.com.

Contacts:

Allen Palmiere

Chief Executive Officer

Gold Resource Corporation

720-459-3854

www.goldresourcecorp.com

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking words such as “plan,” “target,” “anticipate,” “believe,” “estimate,” “intend” and “expect” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding the expected closing of the Merger. All forward-looking statements in this press release are based upon information available to the Company as of the date of this press release, and the Company assumes no obligation to update any such forward-looking statements. Forward-looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate. The Company’s actual results could differ materially from those discussed in this press release. Forward-looking statements are subject to risks and uncertainties. Additional risks related to the Company may be found in the periodic and current reports filed with the SEC by the Company, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as amended, which are available on the SEC’s website at https://www.sec.gov.